Exhibit I


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-8 (Nos. 33-60943, 33-41934, 33-56088, 33-59049, 33-59141, 33-55173 and 33-55709) of Viacom Inc.
of our report dated June 28, 1996, relating to the financial statements and schedules of The Savings and Investment Plan for Employees of PVI Transmission Inc. appearing on page 1 of this Form 11-K.



PRICE WATERHOUSE LLP

New York, New York
June 28, 1996